Acreage Provides Update on Corporate Transactions
New York, NY, November 25, 2024 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., is pleased to announce that, further to its press releases of June 4 and June 5, 2024, Acreage anticipates that Canopy USA, LLC (“Canopy USA”) will complete its acquisition of Acreage pursuant to the Acquisitions (as defined below) in mid-December, 2024.
As further described below, as a result of the dilution in respect of the Offering (as defined below) completed by the Company in June 2024, the Company expects that the Exchange Ratio (as defined below) relating to the Fixed Shares (as defined below) will be significantly reduced. The reduction of the Exchange Ratio will result in fewer common shares (the “Canopy Shares”) of Canopy Growth Corporation (“Canopy”) (TSX:WEED, NASDAQ:CGC) issuable to each holder of Class E subordinate voting shares of the Company (the “Fixed Shares”) (CSE: ACRG.A.U, OTCQX: ACRHF). As a result of the material impact of the Offering it is anticipated that the current holders of Fixed Shares will receive zero value upon closing of the Acquisitions. The Company expects that the Floating Share Exchange Ratio (as defined below) will remain as provided in the Floating Share Arrangement Agreement (as defined below).
Acreage is party to an arrangement agreement with Canopy dated April 18, 2019, as amended (the “Fixed Share Arrangement Agreement”), relating to the proposed acquisition (the “Fixed Share Acquisition”) of all issued and outstanding Fixed Shares pursuant to the plan of arrangement under the Business Corporations Act (British Columbia) (the “Fixed Share Arrangement”). The Fixed Share Acquisition is anticipated to occur immediately after the acquisition of the Class D subordinate voting shares of Acreage (the “Floating Shares”) pursuant to the plan of arrangement under the Business Corporations Act (British Columbia) (the “Floating Share Arrangement”) in accordance with the arrangement agreement (the “Floating Share Arrangement Agreement”) dated October 24, 2022, as amended, among the Company, Canopy and Canopy USA (the “Floating Share Acquisition” and together with the Fixed Share Acquisition, the “Acquisitions”). Upon the closing of the Acquisitions, Canopy USA will own 100% of the issued and outstanding shares of Acreage. Closing of the Acquisitions is expected to occur in mid-December, 2024, subject to the satisfaction or waiver of closing conditions, including, but not limited to, receipt by Acreage, Canopy and Canopy USA of required regulatory approvals.
A letter of transmittal with respect to each of the Acquisitions will be mailed to registered shareholders of Fixed Shares and Floating Shares. All registered shareholders with physical certificate(s) will be required to send their certificate(s) representing their Fixed Shares and/or Floating Shares with a completed letter of transmittal to the Company's transfer agent, Odyssey Trust Company (“Odyssey”), in accordance with the instructions provided in the applicable letter of transmittal. Additional copies of the letters of transmittal can be obtained through Odyssey. Shareholders who hold their Fixed Shares and/or Floating Shares through a broker or other intermediary and do not have Acreage shares registered in their name will not need to complete the applicable letter(s) of transmittal. Such shareholders should contact their broker or other intermediary to arrange for the deposit of their DRS statement(s) or certificate(s) representing their Acreage shares.
As previously disclosed, on June 6, 2024, Acreage completed its brokered private placement (the “Offering”) of 12,000 units (the “Units”) of the Company at a price of US$833.33 per Unit, with each Unit consisting of: (i) US$1,000 principal amount of non-recourse unsecured convertible notes (the “Notes”), reflecting a 16.67% original issue discount, convertible into Fixed Shares; and (ii) Fixed Share purchase warrants (the “Warrants”) of the Company. The “Conversion Price” of the Notes is the price per Fixed Share determined by multiplying (i) the “Exchange Ratio” (as such term is defined in Fixed Share Arrangement Agreement) as the same shall be adjusted in accordance with the terms of the Fixed Share Arrangement Agreement by, (ii) the Fair Market Value (as such term is defined in the Fixed Share Arrangement Agreement) of the Canopy Shares on the business day prior to the closing of the Fixed Share Acquisition after giving effect to the conversion of the Notes and the determination of the number of Warrants issued under the Offering. The Conversion Price will be determined immediately preceding closing of the Fixed Share Acquisition.
As noted in the Company’s press release dated June 5, 2024, the completion of the Offering resulted in significant dilution of the Fixed Shares, particularly given that the Conversion Price of the Notes is based on the Exchange Ratio, which will be adjusted pursuant to the Fixed Share Arrangement Agreement for issuances in excess of the Purchaser Approved Share Threshold (as such term is defined in the Fixed Share Arrangement Agreement). The Offering is expected to result in the issuance of Fixed Shares under the Notes, and Warrants exercisable to acquire Fixed Shares, at the time of closing the Fixed Share Arrangement, well in excess of the Purchaser Approved Share Threshold, with the effect that the Exchange Ratio will be significantly reduced.
Based on the prevailing trading price of the Canopy Shares, the Exchange Ratio reduction is expected to have a material and adverse effect on the number of Canopy Shares that holders of Fixed Shares are expected to receive pursuant to the Fixed Share Arrangement and on the value of the Fixed Shares. The following table below sets forth the potential Exchange Ratio based on a range of Canopy Share prices:

Canopy Share Price (US$)	Fixed Share Exchange Ratio
US$5.00 and below	≈ 0.00000
US$6.00	0.00198
US$7.00	0.00683
All registered holders of Fixed Shares who submit a duly completed letter of transmittal along with their share certificate(s) to Odyssey will be entitled to receive a fraction of a Canopy Share in exchange for each Fixed Share held by such holder of Fixed Shares based on the Exchange Ratio then in place. As of close of business on November 22, 2024, the Canopy Share price on the Nasdaq was US$3.90. Accordingly, if the Canopy Share Price does not go above US$5.00, holders of Fixed Shares will not receive any Canopy Shares in exchange for their Fixed Shares.

All holders of Floating Shares who submit a duly completed letter of transmittal along with their share certificate(s) to Odyssey will receive 0.045 of a Canopy Share in exchange for each Floating Share held by such holder of Floating Shares (the “Floating Share Exchange Ratio”).
Where the aggregate number of Canopy Shares to be issued to a holder of Fixed Shares or Floating Shares would result in a fraction of a Canopy Share being issuable, the number of Canopy Shares to be received by such holder of Fixed Shares or Floating Shares shall be rounded down to the nearest whole Canopy Share and no compensation shall be issued in lieu of the issuance of a fractional Canopy Share.
Copies of the Floating Share Arrangement Agreement and the Fixed Share Arrangement Agreement may be accessed under Acreage’s profile on SEDAR+ at www.sedarplus.ca and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar.
About Acreage
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux, the Prime medical brand in Pennsylvania, and others. Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.
Forward-Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information, including, without limitation, the anticipated closing date of the Acquisitions, the Conversion Price or the Exercise Price, the number of Fixed Shares to be issued upon conversion of the Notes, the number of Warrants or Fixed Shares issuable upon exercise thereof, the conversion of the Notes and Warrants based on the timing of the completion of the Acquisitions, the dilutive effect of the Offering on the Fixed Shares, the price of the Canopy Shares, the number of Canopy Shares to be issued to the holders of Fixed Shares, adjustments to the Exchange Ratio in accordance with the terms of the Fixed Share Arrangement Agreement, the resulting Exchange Ratio reduction and the expected impacts of such reduction to the holders of Fixed Shares, the ability of the Company to remain solvent, the satisfaction of the conditions set forth in the Fixed Share Arrangement Agreement and Floating Share Arrangement Agreement, and the closing, and anticipated closing date, of the Acquisitions. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.
Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to satisfy or waive, in a timely manner, the conditions to the completion of the Fixed Share Arrangement Agreement and the Floating Share Arrangement Agreement; the ability of Canopy, Canopy USA and Acreage to satisfy or waive, in a timely manner, the closing conditions to the Acquisitions; risks relating to the value and liquidity of the Fixed Shares, Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq and Toronto Stock Exchange listing requirements; the rights of the holders of Floating Shares and Fixed Shares may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Acquisitions; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Fixed Share Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy USA completing the Fixed Share Acquisition; there is no certainty on the Exchange Ratio and, depending on timing of closing of the Acquisitions, if at all, and the potential for dilution in respect of the Offering, there may be further diminution of the Exchange Ratio, which will result in fewer or no Canopy Shares being received upon completion of the Fixed Share Acquisition (see “Risk Factors - Risks Related to the Acquisition - Risks Associated with a Fixed Exchange Ratio” and “Risk Factors - Risks Related to the Acquisition - The Exchange Ratio may be decreased in certain instances” in the Company’s Management Information Circular dated May 17, 2019); risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Acquisitions and the connected transactions that are different from those of the holders of Floating Shares or Fixed Shares; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws;

compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Company’s Management Information Circular dated May 17, 2019, the Company’s Management Information Circular dated February 14, 2023, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, dated April 1, 2024, and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR+ at www.sedarplus.ca. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States, or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Contact Information
For more information, please contact:

Philip Himmelstein
Interim Chief Financial Officer
Investors@acreageholdings.com
646-600-9181
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